                                                                    Exhibit 12.1

                          CENTERPOINT PROPERTIES TRUST
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                             SIX MONTHS
                                                                ENDED                FOR THE YEARS ENDED DECEMBER 31,
                                                              6/30/2002    2001       2000      1999      1998      1997      1996
                                                             ----------   -------   -------   -------   -------   -------   -------
Pre-tax income from continuing operations before net income
      (loss) from equity investees                              $21,942   $27,444   $54,982   $47,214   $33,103   $25,122   $17,203
Plus: Fixed charges:
      Interest                                                   13,621    30,778    30,976    19,954    13,659    10,071     9,865
      Amortization of deferred financing costs                    1,218     2,376     2,155     1,905     1,817       800     1,127
      Interest capitalized                                        4,025     7,154     3,404     1,926     2,214       893       142
                                                             ----------   -------   -------   -------   -------   -------   -------
            Fixed charges                                        18,864    40,308    36,535    23,785    17,690    11,764    11,134
      Plus: Distributed share of equity from affiliates             416     3,308         -     2,128         -     2,138         -
      Less: Interest capitalized                                 (4,025)   (7,154)   (3,404)   (1,926)   (2,214)     (893)     (142)
                                                             ----------   -------   -------   -------   -------   -------   -------
Earnings                                                        $37,197   $63,906   $88,113   $71,201   $48,579   $38,131   $28,195
                                                             ==========   =======   =======   =======   =======   =======   =======

Fixed charges:
      Interest                                                  $13,621   $30,778   $30,976   $19,954   $13,659   $10,071    $9,865
      Amortization of deferred financing costs                    1,218     2,376     2,155     1,905     1,817       800     1,127
      Interest capitalized                                        4,025     7,154     3,404     1,926     2,214       893       142
                                                             ----------   -------   -------   -------   -------   -------   -------
            Fixed charges                                       $18,864   $40,308   $36,535   $23,785   $17,690   $11,764   $11,134
                                                             ==========   =======   =======   =======   =======   =======   =======
Ratio of earnings to fixed charges                                  2.0       1.6       2.4       3.0       2.8       3.2       2.5
                                                             ==========   =======   =======   =======   =======   =======   =======

                          CENTERPOINT PROPERTIES TRUST
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                     FIXED CHARGES AND PREFERRED DIVIIDENDS
                             (DOLLARS IN THOUSANDS)

                                                             SIX MONTHS
                                                                ENDED               FOR THE YEARS ENDED DECEMBER 31,
                                                              6/30/2002     2001      2000      1999      1998      1997      1996
                                                             ----------   -------   -------   -------   -------   -------   -------
Pre-tax income from continuing operations before net
      income (loss) from equity investees                       $21,942   $27,444   $54,982   $47,214   $33,103   $25,122   $17,203
Plus: Fixed charges:
      Interest                                                   13,621    30,778    30,976    19,954    13,659    10,071     9,865
      Amortization of deferred financing costs                    1,218     2,376     2,155     1,905     1,817       800     1,127
      Interest capitalized                                        4,025     7,154     3,404     1,926     2,214       893       142
                                                             ----------   -------   -------   -------   -------   -------   -------
            Fixed charges                                        18,864    40,308    36,535    23,785    17,690    11,764    11,134
      Plus: Preferred dividends                                   5,045    10,090    10,105     8,318     6,360       901       947
                                                             ----------   -------   -------   -------   -------   -------   -------
            Subtotal Fixed charges and preferred
                  dividends, net                                 23,909    50,398    46,640    32,103    24,050    12,665    12,081
      Plus: Distributed share of equity from affiliates             416     3,308         -     2,128         -     2,138         -
      Less: Interest capitalized                                 (4,025)   (7,154)   (3,404)   (1,926)   (2,214)     (893)     (142)
                                                             ----------   -------   -------   -------   -------   -------   -------
Earnings                                                        $42,242   $73,996   $98,218   $79,519   $54,939   $39,032   $29,142
                                                             ==========   =======   =======   =======   =======   =======   =======

Fixed charges:
      Interest                                                  $13,621   $30,778   $30,976   $19,954   $13,659   $10,071    $9,865
      Amortization of deferred financing costs                    1,218     2,376     2,155     1,905     1,817       800     1,127
      Interest capitalized                                        4,025     7,154     3,404     1,926     2,214       893       142
                                                             ----------   -------   -------   -------   -------   -------   -------
            Fixed charges                                        18,864    40,308    36,535    23,785    17,690    11,764    11,134
      Plus: Preferred dividends                                   5,045    10,090    10,105     8,318     6,360       901       947
                                                             ----------   -------   -------   -------   -------   -------   -------
            Subtotal Fixed charges and preferred
                  dividends, net                                $23,909   $50,398   $46,640   $32,103   $24,050   $12,665   $12,081
                                                             ==========   =======   =======   =======   =======   =======   =======

Ratio of earnings to combined fixed charges
       and preferred dividends                                      1.8       1.5       2.1       2.5       2.3       3.1       2.4
                                                             ==========   =======   =======   =======   =======   =======   =======